EXHIBIT 99

FOR IMMEDIATE RELEASE

For:	Fremont Michigan InsuraCorp, Inc.
933 E. Main
Fremont, Michigan 49412
Contact:	Kevin Kaastra, Vice President of Finance, 231-924-0300

Fremont Michigan InsuraCorp, Inc. Reports Second Quarter 2008 Net Income of $1.1 Million, or $0.62 per Share

Fremont, Michigan, August 6, 2008 — Fremont Michigan InsuraCorp, Inc. (Fremont) (OTC BB: FMMH) today reported:

•	Second quarter recognized net income of $1.1 million, or $0.62 per diluted share / $2.2 million, or $1.22 per diluted share, year to date

•	Second quarter revenues grow to $12.5 million / $24.5 million, year to date

•	Second quarter combined ratio registered of 92.8% / 92.7%, year to date

•	Book value increased to $22.74 per share as of June 30, 2008

Consolidated Highlights

	Quarter Ended June 30,			Six Months Ended June 30,
	2008	2007	%	2008	2007	%
Consolidated revenues	$12,462,149	$11,523,842	8.1%	$24,492,033	$22,412,927	9.3%
Net income	$1,116,986	$1,111,580	0.5%	$2,221,440	$1,915,055	16.0%
Weighted average shares outstanding	1,781,154	1,779,280	0.1%	1,780,581	1,778,847	0.1%
Basic earnings per share	$0.63	$0.62	1.6%	$1.25	$1.08	15.7%
Diluted earnings per share	$0.62	$0.61	1.6%	$1.22	$1.06	15.1%
Operating income (1)	$1,537,972	$1,338,870	14.9%	$3,009,721	$2,470,592	21.8%
Operating income per share (1)	$0.86	$0.75	14.7%	$1.69	$1.39	21.6%
Book value per share	$22.74	$20.60	10.4%	$22.74	$20.60	10.4%

(1)	Please refer to the Non-GAAP financial measures section of this release for further explanation of this measure.

“Most financial service companies continued to be undervalued, even with some reporting strong growth and operating results,” stated Richard E. Dunning, President and CEO. “Our business fundamentals continue to provide excellent results in the marketplace. We recognize our commitment to our shareholders and agents, and this has been demonstrated during the first six months through our announcement of both a stock dividend and more recently a cash dividend. We also announced authorization to repurchase up to 100,000 shares of the Company’s stock.”

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Direct premiums written	$16,448,525	$14,536,048	$28,512,227	$25,498,953

Net premiums written	$13,659,528	$12,019,732	$23,236,394	$20,651,541

Net premiums earned	$11,778,423	$10,600,198	$22,995,328	$20,865,491
Net investment income	535,039	518,353	1,051,275	1,009,760
Net realized gains (losses) on investments	—	293,993	158,602	321,972
Other income, net	148,687	111,298	286,828	215,704

Total revenues	12,462,149	11,523,842	24,492,033	22,412,927

Expenses:
Losses and loss adjustment expenses, net	6,910,578	6,085,947	13,247,077	11,916,617
Policy acquisition and other underwriting expenses	4,013,599	3,754,452	8,076,633	7,602,586
Interest expense	—	50,580	—	101,160

Total expenses	10,924,177	9,890,979	21,323,710	19,620,363

Income before federal income tax expense	1,537,972	1,632,863	3,168,323	2,792,564

Federal income tax expense	420,986	521,283	946,883	877,509

Net income	$1,116,986	$1,111,580	$2,221,440	$1,915,055

Earnings per share
Basic	$.63	$.62	$1.25	$1.08
Diluted	$.62	$.61	$1.22	$1.06

Combined ratio:
Loss and LAE ratio	58.7%	57.4%	57.6%	57.1%
Expense ratio	34.1%	35.4%	35.1%	36.4%
Combined ratio	92.8%	92.8%	92.7%	93.5%

Direct premiums written increased 13.2% during the quarter and 11.8% year to date led by the personal and commercial segments. Despite experiencing storm related losses during the month of June the Company generated an underwriting profit of $854,000 during the second quarter and $1.7 million year to date. The Company’s second quarter combined ratio was 92.8% and 92.7% on a year to date basis. The Company’s expense ratio for the second quarter and year to date dropped 1.3 percentage points.

“Considering the competitive pricing pressure in the Michigan insurance market, our underwriting results have remained strong throughout the soft market cycle. Our results reflect the focus of all Fremont employees on writing and retaining profitable business,” stated Kevin Kaastra, Vice President of Finance. “We continue to expand upon and add to the strong core book of business that has been built over the last several years. The strength of Fremont’s book is a result of the quality target market business that we receive from our independent agency force and our strong partnership efforts.”

Net investment income increased 3.2% for the second quarter and 4.1% year to date. As of June 30, 2008, the tax equivalent book yield in the fixed portfolio was 5.31%, an increase of 19 basis points as compared to 5.12% as of June 30, 2007.

Non-GAAP Financial Measures

We believe that disclosure of certain Non-GAAP financial measures enhances investor understanding of our financial performance. The following Non-GAAP financial measures are utilized in this release:

Operating income is income before federal income tax expense excluding net realized investment gains. Because our calculation may differ from similar measurements used by other companies, investors should be careful when comparing our measure of operating income to that of other companies. We include this measurement because we believe it illustrates the performance of normal, ongoing operation, which is important in understanding and evaluating the company’s financial condition and results of operations.

Combined ratio is a commonly used financial measure of underwriting performance. A combined ratio below 100 percent generally indicates a profitable book of business. The combined ratio is the sum of two separately calculated ratios, the loss and loss adjustment expense ratio (referred to as the “loss and LAE ratio”) and the expense ratio. When prepared in accordance with GAAP, the loss and LAE ratio is calculated by dividing the sum of losses and loss adjustment expenses by net premium earned. The expense ratio is calculated by dividing policy acquisition and other underwriting expenses by net premiums earned.

About Fremont Michigan InsuraCorp, Inc.

Fremont Michigan InsuraCorp, Inc. is the holding company for Fremont Insurance Company. Headquartered in Fremont, Michigan, the company provides property and casualty insurance to individuals, farms and small businesses exclusively in Michigan. Fremont Michigan InsuraCorp’s common stock is listed on the OTC Bulletin Board (OTCBB) under the symbol “FMMH.”

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Fremont Michigan InsuraCorp, Inc. For a list of factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on the Company will be those anticipated by management.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Investments:
Fixed maturities available for sale, at fair value	$52,251,394	$50,528,874
Equity securities available for sale, at fair value	7,613,834	8,305,133
Mortgage loans on real estate from related parties	250,137	253,656

Total investments	60,115,365	59,087,663
Cash and cash equivalents	4,375,054	4,033,158
Premiums due from policyholders, net	8,409,165	7,852,730
Amounts due from reinsurers	6,362,256	6,588,847
Prepaid reinsurance premiums	385,440	258,875
Accrued investment income	565,764	533,843
Deferred policy acquisition costs	3,294,953	3,334,001
Deferred federal income taxes	3,538,262	2,920,648
Property and equipment, net of accumulated depreciation	2,563,189	2,500,988
Other assets	4,812	43,905

	$89,614,260	$87,154,658

Liabilities and Stockholders’ Equity

Liabilities:
Losses and loss adjustment expenses	$18,641,446	$18,058,919
Unearned premiums	23,085,792	22,727,515
Reinsurance balances payable	54,284	199,463
Accrued expenses and other liabilities	7,325,198	6,742,803

Total liabilities	49,106,720	47,728,700

Commitments and contingencies

Stockholders’ Equity
Preferred stock, no par value, authorized 4,500,000 shares, no shares issued and outstanding	—	—
Class A common stock, no par value, authorized 5,000,000 shares, 1,781,154 and 1,779,321 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	—	—
Class B common stock, no par value, authorized 500,000 shares, no shares issued and outstanding	—	—
Additional paid-in capital	7,790,353	7,722,424
Retained earnings	32,617,211	30,395,771
Accumulated other comprehensive income	99,976	1,307,763

Total stockholders’ equity	40,507,540	39,425,958

Total liabilities and stockholders’ equity	$89,614,260	$87,154,658